Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference on Amendment No. 1 to Form S-3/A of Majesco Entertainment Company and subsidiary of our report dated January 29, 2009, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Majesco Entertainment Company for the year ended October 31, 2010.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ McGladrey & Pullen, LLP
New York, New York
May 25, 2011